EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Loop Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	7,072,220	$1.61	$11,386,275	0.00014760	$1,681
Fees Previously Paid	__	__	__	__	__	__		__
Carry Forward Securities
Carry Forward Securities	__	__	__	__		__			__	__	__	__
	Total Offering Amounts					$11,386,275		$1,681
	Total Fees Previously Paid							__
	Total Fee Offsets							__
	Net Fee Due							$1,681

(1) Represents the shares of common stock, par value $0.0001 per share (“Common Stock”), of Loop Industries, Inc. (the “Registrant”) that will be offered for resale by the selling stockholder pursuant to the prospectus contained in this Registration Statement on Form S-3 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of up to 7,072,220 shares of Common Stock, which consist of (i) 4,714,813 shares of Common Stock and (ii) up to 2,357,407 shares of Common Stock that are issuable upon the exercise of warrants at a price of $20.00 per share. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the Registrant’s common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of Common Stock as reported on The Nasdaq Global Market on July 25, 2024 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).